Exhibit 99.1

TIER

TIER REIT

SUPPLEMENTAL OPERATING
& FINANCIAL DATA

1Q17

office brought to life

Supplemental Operating and Financial Data
For the Quarter Ended March 31, 2017

About the Company

TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. TIER REIT’s vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.
As of March 31, 2017, we owned interests in 25 operating office properties with approximately 7.9 million rentable square feet, one non-operating property with approximately 331,000 rentable square feet, and two development properties that will consist of approximately 636,000 rentable square feet. As of March 31, 2017, our properties are located in 10 markets throughout the United States.

Board of Directors	Executive Officers and Senior Management
Richard I. Gilchrist	Scott W. Fordham
Chairman of the Board and Independent Director	Chief Executive Officer, President, and Director

Scott W. Fordham	Dallas E. Lucas
Chief Executive Officer, President, and Director	Chief Financial Officer and Treasurer

R. Kent Griffin, Jr.	William J. Reister
Independent Director	Chief Investment Officer and Executive Vice President

Thomas M. Herzog	Telisa Webb Schelin
Independent Director	Chief Legal Officer, Executive Vice President, and Secretary

Dennis J. Martin	James E. Sharp
Independent Director	Executive Vice President - Capital Markets

Gregory J. Whyte	R. Heath Johnson
Independent Director	Managing Director - Asset Management

Dean R. Hook
Senior Vice President - Information Technology and Property Management

Company Information
Corporate Headquarters	Website	Trading Information	Investor inquiries should be directed to:
5950 Sherry Lane, Suite 700	www.tierreit.com	Trading Symbol: TIER	Scott A. McLaughlin
Dallas, Texas 75225		New York Stock Exchange	Senior Vice President - Investor Relations
at 972.483.2400 or
ir@tierreit.com

Research Coverage
BMO Capital	Janney Montgomery Scott LLC	JMP Securities	J.P. Morgan Securities
John Kim	Robert Stevenson	Mitch Germain	Anthony Paolone
212.885.4115	646.840.3217	212.906.3546	212.622.6682

Supplemental Operating and Financial Data
For the Quarter Ended March 31, 2017
Table of Contents

Overview and Highlights
Overview	1
Financial Highlights	2-3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Calculations of FFO and Additional Information	6
Calculations of EBITDA	7
Unconsolidated Entities Financial Summary	8
Same Store Analysis	9
Schedule of Properties Owned	10
Portfolio Analysis	11
Components of Net Asset Value	12
Significant Tenants	13
Industry Diversification	14

Leasing
Leasing Activity	15-16
Lease Expirations	17-18
Occupancy Trends	19

Capital Expenditures
Leasing Cost Summary	20
Development, Leasing, and Capital Expenditures Summary	21

Other Information
Potential Future Development Sites	22
Summary of Development Activity	23
Properties Under Development	24-25
Acquisition and Disposition Activities	26
Summary of Financing	27
Principal Payments by Year	28
Definitions of Non-GAAP Financial Measures	29-30

Forward-Looking Statements
This supplemental operating and financial data report contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT, Inc. that are based on current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Statements contained herein may be impacted by a number of risks and uncertainties, including the company’s ability to rent space on favorable terms, its ability to address debt maturities and fund its capital requirements, its intentions to acquire or sell certain properties, its intentions with respect to development activity, the value of its assets, its anticipated capital expenditures, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “objectives,” “strategies,” “opportunities,” “goals,” “vision,” “mission,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, as well as other factors described in the Risk Factors section of TIER REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Overview
For the Quarter Ended March 31, 2017

Property Results

•	Occupancy at March 31, 2017, was 90.2%, a decrease of 50 basis points from December 31, 2016.

•	281,000 square feet leased - 219,000 square feet of renewals, 3,000 square feet of expansion space, and 59,000 square feet of new leasing.

Real Estate Activity

•
On January 4, 2017, we acquired the remaining 50.16% interest in our Domain 2 and Domain 7 properties for a combined contract purchase price of $51.2 million plus assumed debt of $40.1 million. At acquisition, these properties were consolidated.

•
On January 17, 2017, we sold substantially all of our noncontrolling interest in the Wanamaker Building for a contract sales price of $114.3 million, including the buyer’s assumption of $41.8 million in debt.

•	On January 18, 2017, we sold our Buena Vista Plaza property for a contract sales price of $52.5 million.

•	On March 1, 2017, we sold our Three Parkway property for a contract sales price of $95.0 million.

•	On March 13, 2017, we sold our Eisenhower I property for a contract sales price of $31.4 million. We may be entitled to an additional $3.0 million subject to certain future events.

•
On March 31, 2017, we sold a 50% interest in our 95% interest in the Third + Shoal development property for a contract sales price of $15.0 million which resulted in our remaining 47.5% interest in this property being deconsolidated.

•	As of March 31, 2017, four of our properties (One Oxmoor Place, Steeplechase Place, Lakeview, and Hunnington) were held for sale.

Capital Markets Activity

•	On February 1, 2017, we repaid (without penalty) the $58.8 million loan secured by 500 E. Pratt. This loan was scheduled to mature in May 2017 and had an effective interest rate of 5.63%.

•
On March 1, 2017, we repaid a $14.6 million mezzanine loan secured by One BriarLake Plaza. This loan was scheduled to mature in August 2021 and had an effective interest rate of 9.94%. We paid a prepayment penalty of $0.4 million in connection with the payoff.

•	We authorized a distribution of $0.18 per share of common stock for the first quarter of 2017, which was paid on March 31, 2017.

Subsequent Events

•	On April 27, 2017, the Colorado Building and 1325 G Street (two properties in which we held a 10% noncontrolling interest) were sold for a combined contract sales price (at 100%) of $259.0 million.

Supplemental Operating and Financial Data	1Q’17 Page 1

Financial Highlights
(in thousands, except per share data, effective rent data, percentages, and number of properties)

	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16
Portfolio Summary:
Total operating office properties	25	29	30	32	33
Rentable square feet (100%) (operating properties)	7,908	10,104	10,155	10,494	11,535
Rentable square feet (own %) (operating properties)	7,517	8,988	9,039	9,378	10,419
Occupancy %	90.2%	90.7%	89.8%	90.4%	88.9%
Executed % SF leased	90.9%	91.0%	90.2%	90.7%	89.7%
Economic % SF leased	83.2%	87.1%	85.6%	86.9%	84.6%
Average effective rent/square foot	$28.49	$27.19	$26.73	$26.42	$26.62

	Three Months Ended
	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16
Financial Results:
Revenue	$56,363	$54,075	$55,998	$64,267	$68,478
Property related expenses	(14,690)	(15,998)	(16,315)	(19,805)	(20,485)
Real estate taxes	(8,560)	(7,454)	(8,350)	(9,429)	(11,064)
Property management fees	(60)	(197)	(210)	(226)	(284)
NOI	$33,053	$30,426	$31,123	$34,807	$36,645
Base rent	$41,371	$40,887	$42,393	$45,579	$46,907
Free rent	$(2,730)	$(2,204)	$(1,975)	$(2,133)	$(3,259)
Net income (loss) attributable to common stockholders	$98,171	$(6,333)	$(1,025)	$(9,352)	$(12,707)
Diluted income (loss) per common share (1)	$2.04	$(0.13)	$(0.02)	$(0.20)	$(0.27)
FFO attributable to common stockholders	$18,298	$18,917	$19,239	$18,144	$20,232
Diluted FFO per common share	$0.38	$0.40	$0.40	$0.38	$0.42
FFO attributable to common stockholders, excluding certain items	$19,474	$19,086	$18,324	$20,700	$21,341
Diluted FFO, excluding certain items, per common share	$0.41	$0.40	$0.38	$0.43	$0.45
Normalized EBITDA	$28,128	$29,099	$30,036	$32,957	$34,014

Weighted average common shares outstanding - basic	47,511	47,414	47,413	47,406	47,390
Weighted average common shares outstanding - diluted	47,806	47,888	47,846	47,826	47,715

Selected Additional Trend Information:
Renewal % based on square feet	78%	82%	41%	45%	66%
Distributions declared on common shares	$8,606	$8,594	$8,595	$8,594	$8,594
Annualized distribution yield (2)	4.1%	4.1%	4.7%	4.7%	5.4%
_______________________________
(1) In periods of net loss from continuing operations there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.
(2) Based on the closing price of our common stock as of the last day of the associated period.
Notes:
Occupancy % represents the total square footage subject to commenced leases as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Executed % SF leased represents the total square footage subject to commenced leases plus the square footage for currently vacant space that is subject to executed leases that have not commenced as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Economic % SF leased represents the total square footage subject to commenced leases as of the reporting date adjusted to exclude the square footage associated with leases receiving rental abatements as a percentage of the total rentable square feet (at our ownership interest).
Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.
This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 6-7. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company’s financial condition and results of operations can be found on pages 29-30.

Supplemental Operating and Financial Data	1Q’17 Page 2

Financial Highlights (continued)
(in thousands, except stock prices, percentages, and ratios)

	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16
Selected Balance Sheet Items:

Total book value of real estate	$1,270,510	$1,250,198	$1,248,491	$1,320,775	$1,503,088

Cash and cash equivalents	$55,215	$14,884	$51,466	$78,599	$5,532

Unconsolidated cash and cash equivalents (at ownership %)	$1,104	$5,348	$5,479	$4,874	$4,175

Restricted cash	$7,685	$7,509	$8,586	$10,778	$12,756

Total assets	$1,561,423	$1,552,540	$1,570,685	$1,640,666	$1,787,304

Mortgage debt	$206,400	$200,131	$270,758	$334,605	$358,717

Revolving credit facility and term loans	$575,000	$634,000	$575,000	$575,000	$683,000

Unconsolidated debt (at ownership %)	$30,027	$109,790	$103,350	$98,384	$82,747

Total liabilities	$849,702	$932,024	$951,701	$1,015,748	$1,142,948

Capitalization:

Shares of common stock outstanding	47,526	47,473	47,413	47,413	47,405

Restricted stock units outstanding	233	150	150	150	141

Shares of restricted stock outstanding	276	247	333	333	333

	48,035	47,870	47,896	47,896	47,879

High stock price	$18.80	$17.44	$17.81	$16.66	$15.60

Low stock price	$16.67	$14.06	$15.07	$13.29	$12.52

Average closing stock price	$17.87	$15.58	$16.37	$14.90	$14.10

Closing stock price	$17.36	$17.39	$15.44	$15.33	$13.44

Market capitalization (1)	$833,888	$832,459	$739,514	$734,246	$643,494

Total debt (2)	$811,427	$943,921	$949,108	$1,007,989	$1,124,464

Net debt (3)	$755,108	$923,689	$892,163	$924,516	$1,114,757

Total capitalization	$1,645,315	$1,776,380	$1,688,622	$1,742,235	$1,767,958

	Three Months Ended
	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16
Ratios:

NOI margin % (4)	58.6%	56.3%	55.6%	54.2%	53.5%

Normalized fixed charge coverage (5)	2.98	2.68	2.42	2.48	2.46

Normalized interest coverage (5)	3.13	2.91	2.74	2.76	2.72

Net debt/normalized annualized estimated full period EBITDA from properties owned at period end (5)	7.29x	8.04x	7.63x	7.57x	8.40x

(1) Market capitalization is equal to outstanding shares (common stock, restricted stock, and restricted stock units, as if converted) times the closing price of our common stock as of the the last day of the associated period.

(2) Includes book value of mortgage debt, the revolving credit facility and term loans, and unconsolidated debt (at ownership %).
(3) Total debt less cash and cash equivalents and unconsolidated cash and cash equivalents (at ownership %).
(4) NOI margin % is equal to NOI divided by revenue.
(5) See page 7 for more detailed information.

Supplemental Operating and Financial Data	1Q’17 Page 3

Consolidated Balance Sheets
(in thousands, except share and per share data)

	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16
Assets
Real estate
Land	$142,776	$143,537	$143,581	$159,736	$176,309
Land held for development	45,059	45,059	45,059	45,059	45,059
Buildings and improvements, net	1,076,701	1,043,641	1,048,194	1,108,255	1,276,519
Real estate under development	5,974	17,961	11,657	7,725	5,201
Total real estate	1,270,510	1,250,198	1,248,491	1,320,775	1,503,088

Cash and cash equivalents	55,215	14,884	51,466	78,599	5,532
Restricted cash	7,685	7,509	8,586	10,778	12,756
Accounts receivable, net	60,996	71,459	67,100	66,328	78,562
Prepaid expenses and other assets	18,163	25,305	5,540	5,356	6,025
Investments in unconsolidated entities	40,421	76,813	76,954	77,606	90,000
Deferred financing fees, net	2,442	2,395	2,698	2,999	3,310
Acquired above-market leases, net	778	898	1,017	1,136	1,258
Other lease intangibles, net	70,962	60,946	61,919	67,202	76,787
Other intangible assets, net	1,876	9,787	9,888	9,887	9,986
Assets associated with real estate held for sale	32,375	32,346	37,026	—	—
Total assets	$1,561,423	$1,552,540	$1,570,685	$1,640,666	$1,787,304

Liabilities and equity

Liabilities
Mortgage debt	$206,400	$200,131	$270,758	$334,605	$358,717
Unsecured term loans	575,000	575,000	575,000	575,000	575,000
Unsecured revolving credit facility	—	59,000	—	—	108,000
Unamortized debt issuance costs	(7,495)	(7,348)	(7,838)	(8,310)	(8,744)
Total notes payable, net	773,905	826,783	837,920	901,295	1,032,973

Accounts payable and accrued liabilities	51,813	74,458	65,924	61,721	56,681
Payables to related parties	—	—	—	—	294
Acquired below-market leases, net	15,252	6,886	7,856	8,961	10,456
Distributions payable	—	8,601	8,602	8,601	8,600
Other liabilities	7,762	14,353	30,005	35,170	33,944
Obligations associated with real estate held for sale	970	943	1,394	—	—
Total liabilities	849,702	932,024	951,701	1,015,748	1,142,948
Commitments and contingencies

Equity
Preferred stock	—	—	—	—	—
Convertible stock	—	—	—	—	—
Common stock, $.0001 par value per share, 382,499,000 shares authorized	5	5	5	5	5
Additional paid-in capital	2,607,071	2,606,098	2,605,569	2,604,614	2,603,564
Cumulative distributions and net loss attributable to common stockholders	(1,897,240)	(1,986,515)	(1,971,588)	(1,961,968)	(1,944,022)
Accumulated other comprehensive income (loss)	1,026	(1,042)	(16,662)	(19,262)	(16,732)
Stockholders’ equity	710,862	618,546	617,324	623,389	642,815
Noncontrolling interests	859	1,970	1,660	1,529	1,541
Total equity	711,721	620,516	618,984	624,918	644,356
Total liabilities and equity	$1,561,423	$1,552,540	$1,570,685	$1,640,666	$1,787,304

Common stock, number of shares issued and outstanding	47,525,725	47,473,218	47,412,705	47,412,705	47,404,980

Supplemental Operating and Financial Data	1Q’17 Page 4

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended
	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16
Revenue
Rental income	$53,299	$51,613	$53,975	$60,588	$63,291
Straight-line rent and lease incentive revenue	2,028	1,500	756	1,897	3,250
Above- and below-market rent amortization	908	856	936	1,115	1,348
Lease termination fees	128	106	331	667	589
Total revenue	56,363	54,075	55,998	64,267	68,478
Expenses
Property related expenses	14,690	15,998	16,315	19,805	20,485
Real estate taxes	8,560	7,454	8,350	9,429	11,064
Property management fees	60	197	210	226	284
Total property operating expenses	23,310	23,649	24,875	29,460	31,833
Interest expense	7,938	8,746	9,754	10,722	11,501
Interest rate hedge ineffectiveness expense (income)	30	(979)	(1,534)	1,941	—
Amortization of deferred financing costs	812	798	785	784	739
Total interest expense	8,780	8,565	9,005	13,447	12,240
General and administrative	5,707	5,796	5,529	5,820	6,504
Asset impairment losses	—	—	4,151	—	4,826
Real estate depreciation and amortization	24,431	23,771	25,062	30,519	31,770
Depreciation and amortization - non-real estate assets	98	85	71	278	274
Total expenses	62,326	61,866	68,693	79,524	87,447
Interest and other income	318	303	248	344	274
Loss on early extinguishment of debt	(545)	—	—	—	—
Loss before income taxes, equity in operations
of investments, and gains	(6,190)	(7,488)	(12,447)	(14,913)	(18,695)
Provision for income taxes	(244)	(188)	(4)	(281)	(182)
Equity in operations of investments	(256)	685	646	823	415
Loss before gains	(6,690)	(6,991)	(11,805)	(14,371)	(18,462)
Gain on sale of assets	90,750	650	10,777	5,010	5,739
Gain on remeasurement of investment in unconsolidated entities	14,168	—	—	—	—
Net income (loss)	98,228	(6,341)	(1,028)	(9,361)	(12,723)
Noncontrolling interests	(57)	8	3	9	16
Net income (loss) attributable to common stockholders	$98,171	$(6,333)	$(1,025)	$(9,352)	$(12,707)

Basic weighted average common shares outstanding	47,510,915	47,414,021	47,412,705	47,405,767	47,389,591
Diluted weighted average common shares outstanding (1)	47,806,069	47,414,021	47,412,705	47,405,767	47,389,591

Basic income (loss) per common share	$2.05	$(0.13)	$(0.02)	$(0.20)	$(0.27)
Diluted income (loss) per common share (1)	$2.04	$(0.13)	$(0.02)	$(0.20)	$(0.27)

Distributions declared per common share	$0.18	$0.18	$0.18	$0.18	$0.18

(1)
In periods of net loss from continuing operations there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.

Supplemental Operating and Financial Data	1Q’17 Page 5

Calculations of FFO and Additional Information
(in thousands, except per share data)

	Three Months Ended
	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16

Net income (loss)	$98,228	$(6,341)	$(1,028)	$(9,361)	$(12,723)
Noncontrolling interests	(57)	8	3	9	16
Net income (loss) attributable to common stockholders	98,171	(6,333)	(1,025)	(9,352)	(12,707)
Adjustments (1):
Real estate depreciation and amortization from consolidated properties	24,431	23,771	25,062	30,519	31,770
Real estate depreciation and amortization from unconsolidated properties	566	2,150	2,058	2,005	2,045
Real estate depreciation and amortization - noncontrolling interest	—	—	—	—	(6)
Impairment of depreciable real estate assets	—	—	4,151	—	4,826
Gain on sale of depreciable real estate	(90,750)	(650)	(10,837)	(5,010)	(5,739)
Gain on remeasurement of investment in unconsolidated entities	(14,168)	—	—	—	—
Taxes associated with sale of depreciable real estate	—	—	(152)	—	64
Noncontrolling interests	48	(21)	(18)	(18)	(21)
FFO attributable to common stockholders	18,298	18,917	19,239	18,144	20,232

Adjustments (1):
Severance charges	—	532	—	—	493
Interest rate hedge ineffectiveness expense (income) (2)	30	(979)	(1,534)	1,941	—
Loss on early extinguishment of debt	545	—	—	—	—
Default interest (3)	602	616	619	616	617
Noncontrolling interests	(1)	—	—	(1)	(1)
FFO attributable to common stockholders, excluding certain items	$19,474	$19,086	$18,324	$20,700	$21,341

Recurring capital expenditures (1)	$(6,616)	$(10,902)	$(5,256)	$(11,375)	$(9,353)
Straight-line rent adjustments (1)	$(2,391)	$(1,998)	$(1,247)	$(2,551)	$(3,957)
Above- and below-market rent amortization (1)	$(919)	$(922)	$(1,014)	$(1,192)	$(1,423)
Amortization of deferred financing fees (1)	$822	$844	$828	$880	$793
Amortization of restricted shares and units	$910	$1,041	$1,069	$1,055	$994
Depreciation and amortization - non-real estate assets	$98	$85	$71	$278	$274

Weighted average common shares outstanding - basic	47,511	47,414	47,413	47,406	47,390
Weighted average common shares outstanding - diluted	47,806	47,888	47,846	47,826	47,715

Diluted FFO per common share	$0.38	$0.40	$0.40	$0.38	$0.42
Diluted FFO, excluding certain items, per common share	$0.41	$0.40	$0.38	$0.43	$0.45

(1) Includes our pro rata share of consolidated and unconsolidated amounts, including our 17 days of ownership of the Wanamaker Building during the three months ended March 31, 2017.
(2) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense (income) within “interest expense” on our consolidated statements of operations.

(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

For additional information regarding the non-GAAP measures, see pages 29-30.

Supplemental Operating and Financial Data	1Q’17 Page 6

Calculations of EBITDA
(in thousands, except ratios)

	Three Months Ended
	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16

Net income (loss) attributable to common stockholders	$98,171	$(6,333)	$(1,025)	$(9,352)	$(12,707)

Adjustments:

Noncontrolling interests	59	(5)	(2)	(6)	(8)

Interest expense:
Interest expense - consolidated	7,938	8,746	9,754	10,722	11,501
Interest expense - unconsolidated entities	160	723	725	702	641
Interest rate hedge ineffectiveness expense (income) (1)	30	(979)	(1,534)	1,941	—
Amortization of deferred financing costs - consolidated	812	798	785	784	739
Amortization of deferred financing costs - unconsolidated entities	10	46	43	96	54
Total interest expense	8,950	9,334	9,773	14,245	12,935

Tax provision - consolidated	244	188	4	281	182
Tax provision - unconsolidated entities	1	49	4	8	2
Depreciation and amortization - consolidated	24,529	23,856	25,133	30,797	32,044
Depreciation and amortization - unconsolidated entities	566	2,150	2,058	2,005	2,045
Depreciation and amortization - noncontrolling interests	—	—	—	—	(6)
Impairment losses	—	—	4,151	—	4,826
Gain on sale of real estate	(90,750)	(650)	(10,837)	(5,010)	(5,739)
Gain on remeasurement of investment in unconsolidated entities	(14,168)	—	—	—	—
Loss on early extinguishment of debt	545	—	—	—	—
EBITDA	28,147	28,589	29,259	32,968	33,574

Adjustments:
Non-cash write-off (recoveries) of tenant receivables	(19)	(22)	777	(11)	(53)
Severance charges	—	532	—	—	493
Normalized EBITDA	28,128	29,099	30,036	32,957	34,014

Adjustments:
EBITDA from properties disposed before period end	(2,229)	(385)	(811)	(2,418)	(832)
Normalized estimated full period EBITDA from properties owned at period end	$25,899	$28,714	$29,225	$30,539	$33,182

Fixed charges
Interest expense	$8,950	$9,334	$9,773	$14,245	$12,935
Interest rate hedge ineffectiveness (expense) income (1)	(30)	979	1,534	(1,941)	—
Default interest (2)	(602)	(616)	(619)	(616)	(617)
Capitalized interest incurred (3)	662	289	267	249	198
Normalized interest expense	8,980	9,986	10,955	11,937	12,516
Principal payments (excludes debt payoff)	444	854	1,436	1,369	1,318
Normalized fixed charges	$9,424	$10,840	$12,391	$13,306	$13,834

Normalized interest coverage (4)	3.13	2.91	2.74	2.76	2.72
Normalized fixed charge coverage (4)	2.98	2.68	2.42	2.48	2.46

(1) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense (income).
(2) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.
(3) Excludes capitalized interest funded from construction loans.
(4) Normalized interest coverage is equal to normalized EBITDA divided by normalized interest expense. Normalized fixed charge coverage is equal to normalized EBITDA divided by normalized fixed charges.

For additional information regarding the non-GAAP measures, see pages 29-30.

Supplemental Operating and Financial Data	1Q’17 Page 7

Unconsolidated Entities Financial Summary
at TIER REIT Ownership Share
As of and for the Quarter Ended March 31, 2017
(dollars in thousands)

	1325 G Street	Colorado Building	Domain 8	Third + Shoal	Total
Ownership % during the period	10.00%	10.00%	50.00%	95.00%
Ownership % at period end	10.00%	10.00%	50.00%	47.50%
Results of Operations
Rental income	$308	$125	$—	$—	$433
Straight-line rent and lease incentive revenue	36	(21)	—	—	15
Above- and below-market rent amortization	(19)	11	—	—	(8)
Other income	37	2	—	—	39
Total revenue	362	117	—	—	479

Property related expenses	74	54	61	—	189
Real estate taxes	72	26	—	—	98
Property management fees	10	4	5	—	19
NOI	206	33	(66)	—	173

Interest expense	65	23	—	—	88
Amortization of deferred financing costs	6	2	—	—	8
Asset management fees	3	1	—	—	4
Real estate depreciation and amortization	152	186	—	—	338
Interest income and other expense	—	1	—	—	1
Provision for income taxes	1	—	—	—	1
Net loss	(21)	(180)	(66)	—	(267)

Adjustments:
Eliminate amortization of deferred lease commission	—	2	—	—	2
Eliminate property management fees	8	3	—	—	11
Adjusted net loss	(13)	(175)	(66)	—	(254)
Adjustments:
Real estate depreciation and amortization	152	184	—	—	336
Funds from operations	$139	$9	$(66)	$—	$82

Balance Sheet Information
Real estate book value	$13,160	$4,004	$30,950	$16,442	$64,556
Accumulated depreciation	(468)	(171)	—	(232)	(871)
Real estate book value after depreciation	$12,692	$3,833	$30,950	$16,210	$63,685

Cash and cash equivalents	$432	$89	$458	$125	$1,104
Assets	$15,839	$5,001	$33,011	$16,392	$70,243
Mortgage debt	$10,283	$3,661	$16,083	$—	$30,027
Company’s equity interest in investment	$4,988	$1,214	$14,012	$14,243	$34,457
Basis differences	(1,314)	(683)	4,199	3,762	5,964
Carrying value of the Company’s investment	$3,674	$531	$18,211	$18,005	$40,421
________________________________
Notes:
Investments in unconsolidated entities consist of our noncontrolling interest in properties accounted for using the equity method. Multiplying each financial statement line item by the associated ownership percentage and adding those amounts to consolidated totals may not accurately depict the legal and economic implications of holding a noncontrolling interest in an investee entity.

On January 17, 2017, we sold substantially all of our investment in the Wanamaker Building. The 17 days of our ownership of the Wanamaker Building during the three months ended March 31, 2017, are excluded from the detail provided above.

On March 31, 2017, we sold 50% of our 95% interest in Third + Shoal to an unrelated third party, which resulted in our remaining 47.5% interest in Third + Shoal being deconsolidated.

On April 27, 2017, the Colorado Building and 1325 G Street were sold for a combined contract sales price (at 100%) of $259.0 million.

Supplemental Operating and Financial Data	1Q’17 Page 8

Same Store Analysis
(in thousands, except property count and percentages)

	Three Months Ended
Same Store NOI:	31-Mar-17	31-Mar-16	Favorable/ (Unfavorable)
Same Store Revenues:
Total revenue	$46,546	$48,039	$(1,493)
Less: Lease termination fees	(128)	(589)	461
	46,418	47,450	(1,032)	(2.2)%
Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	12,008	12,447	439	3.5%
Real estate taxes	7,453	7,956	503	6.3%
Property management fees	9	56	47	83.9%
Property expenses	19,470	20,459	989	4.8%
Same Store NOI - consolidated properties	26,948	26,991	(43)	(0.2)%
Same Store NOI - unconsolidated properties (at ownership %)	1,557	820	737	89.9%
Same Store NOI	$28,505	$27,811	$694	2.5%

Same Store Cash NOI:
Same Store NOI - consolidated properties	$26,948	$26,991	$(43)
Less:
Straight-line rent revenue adjustment	(1,722)	(1,768)	46
Above- and below-market rent amortization	(703)	(1,401)	698
Same Store Cash NOI - consolidated properties	24,523	23,822	701	2.9%
Same Store Cash NOI - unconsolidated properties (at ownership %)	1,311	590	721	122.2%
Same Store Cash NOI	$25,834	$24,412	$1,422	5.8%

Occupancy % at period end (% owned)	90.1%	89.5%

Operating properties (1)	21
Rentable square feet (% owned)	6,998

Reconciliation of net income (loss) to Same Store NOI and Same Store Cash NOI:
Net income (loss)	$98,228	$(12,723)
Adjustments:
Interest expense	8,780	12,240
Asset impairment losses	—	4,826
Tenant improvement demolition costs	81	64
General and administrative	5,707	6,504
Real estate depreciation and amortization	24,431	31,770
Depreciation and amortization of non-real estate assets	98	274
Interest and other income	(318)	(274)
Loss on early extinguishment of debt	545	—
Provision for income taxes	244	182
Equity in operations of investments	256	(415)
Gain on sale of assets	(90,750)	(5,739)
Gain on remeasurement of investment in unconsolidated entities	(14,168)	—
Net operating income of non-same store properties	(6,058)	(9,129)
Lease termination fees	(128)	(589)
Same Store NOI of unconsolidated properties (at ownership %)	1,557	820
Same Store NOI	28,505	27,811
Straight-line rent revenue adjustment	(1,722)	(1,768)
Above- and below-market rent amortization	(703)	(1,401)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(246)	(230)
Same Store Cash NOI	$25,834	$24,412

(1) Excludes properties held for sale. Includes our Domain 2 and Domain 7 properties (although we acquired full ownership of these two properties in
January 2017) as unconsolidated and at their prior year ownership percentage of 49.84% in both periods.

For additional information regarding the non-GAAP measures, see pages 29-30.

Supplemental Operating and Financial Data	1Q’17 Page 9

Schedule of Properties Owned
as of March 31, 2017
(in thousands, except average effective and estimated market rent $/RSF and percentages)

		Rentable SF (100%)	Rentable SF (own %)		Average Effective Rent (own %)	Average Effective Rent $/RSF (own %)	Estimated Market Rent $/RSF (own %)		% Average Effective Rent (own %)
				Occupancy % (own %)				% of NRA (own %)
Property (% owned, if not 100%)	Location
Terrace Office Park	Austin, TX	619	619	93.4%	$22,428	$38.80	$43.71	8.2%	11.6%
Domain 7	Austin, TX	222	222	100.0%	9,120	$41.08	$43.50	3.0%	4.7%
Domain 3	Austin, TX	179	179	100.0%	5,964	$33.32	$38.30	2.4%	3.1%
Domain 4	Austin, TX	153	153	100.0%	3,168	$20.71	$38.30	2.0%	1.6%
Domain 2	Austin, TX	115	115	100.0%	4,836	$42.05	$46.90	1.5%	2.5%
Austin		1,288	1,288	96.8%	45,516	$36.50	$42.53	17.1%	23.6%

5950 Sherry Lane	Dallas, TX	197	197	91.4%	6,660	$37.00	$39.55	2.6%	3.4%
Burnett Plaza	Fort Worth, TX	1,025	1,025	86.0%	16,560	$18.80	$23.50	13.6%	8.6%
Centreport Office Center	Fort Worth, TX	133	133	100.0%	2,880	$21.65	$22.15	1.8%	1.5%
Dallas/Fort Worth		1,355	1,355	88.1%	26,100	$21.86	$25.77	18.0%	13.5%

Loop Central	Houston, TX	575	575	83.3%	12,084	$25.23	$26.00	7.6%	6.3%
One & Two Eldridge Place	Houston, TX	519	519	87.1%	14,808	$32.76	$36.25	6.9%	7.7%
One BriarLake Plaza	Houston, TX	502	502	95.0%	19,440	$40.75	$42.75	6.7%	10.1%
Two BriarLake Plaza	Houston, TX	333	333	67.9%	9,504	$42.05	$44.42	4.4%	4.9%
Three Eldridge Place	Houston, TX	305	305	80.3%	9,912	$40.46	$40.51	4.1%	5.1%
Houston		2,234	2,234	84.1%	65,748	$34.99	$36.83	29.7%	34.0%

Bank of America Plaza	Charlotte, NC	891	891	94.2%	20,856	$24.86	$32.50	11.9%	10.8%
Charlotte		891	891	94.2%	20,856	$24.86	$32.50	11.9%	10.8%

Plaza at MetroCenter	Nashville, TN	361	361	88.6%	3,684	$11.51	$18.75	4.8%	1.9%
Nashville		361	361	88.6%	3,684	$11.51	$18.75	4.8%	1.9%

500 E. Pratt	Baltimore, MD	280	280	94.3%	8,088	$30.64	$32.50	3.7%	4.2%
Woodcrest (1)	Cherry Hill, NJ	386	386	97.2%	9,432	$25.15	$20.74	5.1%	4.9%
Louisville Portfolio (2)	Louisville, KY	678	678	92.6%	12,120	$19.30	$19.20	9.0%	6.3%
1325 G Street (10%) (3)	Washington, D.C.	307	31	83.9%	1,222	$47.53	$52.00	0.4%	0.6%
Colorado Building (10%) (3)	Washington, D.C.	128	13	92.3%	505	$40.74	$54.00	0.2%	0.3%
Other		1,779	1,388	94.0%	31,367	$24.04	$23.31	18.5%	16.2%
Total operating office properties		7,908	7,517	90.2%	$193,271	$28.49	$31.94	100.0%	100.0%

Non-operating property
Fifth Third Center (4)	Columbus, OH	331	331	55.1%
Total Properties		8,239	7,848

Development Properties				Leased %
Domain 8 (50%)	Austin, TX	291	146	95.1%
Third + Shoal (47.5%)	Austin, TX	345	164	—%

(1) Includes two properties.
(2) Includes five properties, four of which are held for sale as of March 31, 2017.
(3) 1325 G Street and the Colorado Building were sold subsequent to March 31, 2017.
(4) The non-recourse loan on Fifth Third Center is currently in default and we are working with the lender to dispose of this property on their behalf.

Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.

Supplemental Operating and Financial Data	1Q’17 Page 10

Portfolio Analysis
For the Three Months Ended and
as of March 31, 2017

	Number of Properties	Number of Buildings	Net Rentable Area (000’s)	Commenced % SF Leased	% of NRA	NOI ($000’s)	% of NOI
Market

Austin	5	8	1,288	96.8%	17.1%	$7,864	25.5%
Dallas/Fort Worth	3	4	1,355	88.1%	18.0%	4,244	13.8%
Houston	5	8	2,234	84.1%	29.7%	9,102	29.5%
Charlotte	1	1	891	94.2%	11.9%	4,014	13.0%
Nashville	1	3	361	88.6%	4.8%	871	2.8%
Other	10	13	1,388	94.0%	18.5%	4,723	15.4%

Total	25	37	7,517	90.2%	100.0%	30,818	100.0%

Reconciliation to NOI (Consolidated):
Less: NOI from Unconsolidated Operating Properties						(240)
Plus: NOI from Consolidated Non-Operating Properties (includes all properties sold prior to March 31, 2017)						2,475
NOI (Consolidated)						$33,053

Notes:
Analysis relates to operating properties owned at the end of the most recent period only.
Amounts reflect TIER REIT’s ownership %.
NOI is a non-GAAP performance measure. A calculation of NOI is presented on page 2.

Supplemental Operating and Financial Data	1Q’17 Page 11

Components of Net Asset Value
(in thousands, except percentages)

Annualized Three Months Ended
31-Mar-17
Consolidated total revenue	$225,452
Less:
GAAP rent adjustments	(11,744)
Lease termination fees	(512)
213,196
Consolidated total property operating expenses	(93,240)
Adjusted cash NOI (1)	119,956
Adjustments:
Adjusted cash NOI from unconsolidated real estate assets, at ownership share	1,844
Adjusted cash NOI from sold properties, at ownership share	(7,952)
Adjusted cash NOI from land and development properties, at ownership share (2)	320
Total adjusted cash NOI at ownership share (3)	$114,168

31-Mar-17
Other real estate properties
Cost basis of land and development properties, at ownership share (2)	$103,602

Other tangible assets
Cash and cash equivalents	$55,215
Restricted cash	7,685
Accounts receivable, net (excluding $57,091 of straight-line rent receivable)	3,905
Prepaid expenses and other assets	18,163
Total other tangible assets	$84,968

Liabilities
Mortgage debt	$206,400
Unsecured term loans and revolving credit facility	575,000
Accrued and other liabilities	59,575
Ownership share of unconsolidated mortgage debt	30,027
Total liabilities	$871,002

Total common shares, restricted stock, and restricted stock units outstanding	48,035

(1)
Includes approximately $12.4 million of adjusted cash NOI related to two non-stabilized properties (Burnett Plaza and Two BriarLake Plaza). At stabilization these properties are expected to generate adjusted cash NOI of approximately $21.0 million.

(2) Includes Third + Shoal, Legacy Land, Domain Blocks B, C, D, & G, and Domain 8 development, at ownership share.
(3)
Comprised of adjusted cash NOI from the following markets: Austin – 24%, Dallas – 11%, Houston – 33%, Charlotte – 13%, Louisville – 6%, Nashville – 1%, Washington, D.C. – 1%, Baltimore – 4%, Cherry Hill – 5%, Columbus - 2%

Supplemental Operating and Financial Data	1Q’17 Page 12

Significant Tenants
March 31, 2017
(in thousands, except percentages and years)

	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Amoco	$12,848	6%	329	5%	1.4	A2 / A-
Bank of America	9,210	5%	409	6%	2.2	Baa1 / BBB+
Apache Corporation	8,432	4%	210	3%	7.6	Baa3 / BBB
GM Financial	7,464	4%	319	5%	8.8	Baa3 / BBB
Samsung Engineering America Inc.	7,031	3%	161	2%	9.7	NR
Universal Pegasus International	5,552	3%	218	3%	3.1	NR
McDermott, Inc.	5,411	3%	169	3%	3.8	B1 / B+
GSA	5,379	2%	228	3%	4.2	U.S. Government
Expedia, Inc.	4,841	2%	115	2%	8.9	Ba1 / BBB-
Blackbaud, Inc.	4,374	2%	133	2%	6.5	NR
Xerox Corporation	3,880	2%	151	2%	3.4	Baa3 / BBB-
Accruent, LLC	3,680	2%	104	2%	7.4	NR
Vinson & Elkins LLP	3,560	2%	88	1%	4.8	NR
SCOR Global Life	3,498	2%	140	2%	11.3	NR / AA-
Linebarger Goggan Blair & Sampson, LLP	3,373	1%	115	2%	5.7	NR
Total of largest 15 tenants	$88,533	43%	2,889	43%	5.3
Total all tenants	$205,489		6,784		5.3

Notes:
The above tables set forth the Company’s 15 largest tenants including subsidiaries for the operating properties as of the date noted above, based upon annualized gross rents plus estimated operating cost recoveries in place at the end of the above noted period.

As annualized rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.
Amounts reflect TIER REIT’s ownership %.

Supplemental Operating and Financial Data	1Q’17 Page 13

Industry Diversification (by square feet)
As of March 31, 2017

Professional, Scientific, and Technical Services 28%
Finance and Insurance 21%
Mining (Includes Oil & Gas) 11%
Public Administration 6%
Utilities 5%
Manufacturing 4%
Information 4%
Health Care and Social Assistance 3%
Retail Trade 3%
Construction 3%
Administrative and Support and Waste Management 3%
Other 9%

Notes:

The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
Amounts reflect TIER REIT’s ownership %.
“Other” includes ten industry classifications.

Supplemental Operating and Financial Data	1Q’17 Page 14

Leasing Activity Summary
For the Three Months Ended
March 31, 2017

		Occupancy						Occupancy
		%	SF (000’s)	Activity for the Quarter (SF 000’s)				SF (000’s)%		Cash Net Rent /SF			Straight-lined Net Rent /SF
Market	Rentable SF (000’s)	31-Dec-16	31-Dec-16	Expiring	Renewals	Expansions	New	31-Mar-17	31-Mar-17	Expiring	Activity	% Increase	Expiring	Activity	% Increase
Austin	1,288	97.0%	1,249	(6)	—	—	4	1,247	96.8%	$40.44	$40.44	—%	$40.44	$40.44	0%
Dallas/Fort Worth	1,355	87.6%	1,187	—	—	—	7	1,194	88.1%	$—	$—	—%	$—	$—	0%
Houston	2,234	85.3%	1,906	(82)	53	2	—	1,879	84.1%	$22.83	$22.29	(2)%	$21.79	$23.27	7%
Charlotte	891	91.8%	818	—	—	—	21	839	94.2%	$11.64	$22.37	92%	$9.25	$28.28	206%
Nashville	361	90.9%	328	(143)	133	—	2	320	88.6%	$7.02	$7.56	8%	$6.99	$9.56	37%
Other	1,388	93.7%	1,301	(55)	33	1	25	1,305	94.0%	$23.00	$18.74	(19)%	$20.37	$19.46	(4)%
Total	7,517	90.3%	6,789	(286)	219	3	59	6,784	90.2%	$13.66	$13.75	1%	$12.72	$15.54	22%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
Occupancy includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	1Q’17 Page 15

Leasing Rate Activity Summary
For the Three Months Ended
March 31, 2017

	Renewals					Expansions					New
	SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF		SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF		SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF
Markets		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity
Austin	—	$—	$—	$—	$—	—	$—	$—	$—	$—	4	$40.44	$40.44	$40.44	$40.44
Dallas/Fort Worth	—	$—	$—	$—	$—	—	$—	$—	$—	$—	7	$—	$—	$—	$—
Houston	53	$21.44	$21.04	$20.45	$23.50	2	$28.00	$28.37	$25.64	$28.37	—	$—	$—	$—	$—
Charlotte	—	$—	$—	$—	$—	—	$—	$—	$—	$—	21	$11.64	$22.37	$9.25	$28.28
Nashville	133	$6.95	$7.52	$6.93	$9.55	—	$—	$—	$—	$—	2	$11.18	$9.95	$10.45	$9.94
Other	33	$18.55	$14.87	$16.60	$15.99	1	$33.76	$34.88	$33.01	$28.02	25	$28.44	$23.21	$24.84	$23.70
Total	219	$12.20	$11.90	$11.66	$13.90	3	$29.92	$30.54	$28.10	$28.25	59	$19.32	$20.87	$16.91	$23.19
Percentage increase (decrease)			(2)%		19%			2%		1%			8%		37%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
SF includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	1Q’17 Page 16

Lease Expirations
For Four Quarters From April 1, 2017
(in thousands, except per SF data)

	Market	Month to Month	2Q'17	3Q'17	4Q'17	1Q'18	Grand Total

	By Square Foot
	Austin	—	34	53	—	52	139
	Dallas/Fort Worth	1	25	30	2	14	72
	Houston	—	144	23	11	2	180
	Charlotte	—	18	2	1	8	29
	Nashville	1	—	7	2	4	14
	Other	2	6	23	—	2	33
	Total	4	227	138	16	82	467

	By Annualized Expiring Rentals
	Austin	$—	$1,258	$1,825	$—	$1,704	$4,787
	Dallas/Fort Worth	9	706	525	86	498	1,824
	Houston	1	5,535	578	278	66	6,458
	Charlotte	—	587	65	26	300	978
	Nashville	10	—	148	40	66	264
	Other	53	116	489	—	37	695
	Total	$73	$8,202	$3,630	$430	$2,671	$15,006

	By Expiring Rent Per SF
	Austin	$—	$37.40	$34.43	$—	$32.58	$34.46
	Dallas/Fort Worth	$6.34	$27.86	$17.98	$39.74	$35.96	$25.37
	Houston	$—	$38.43	$25.09	$24.34	$37.97	$35.83
	Charlotte	$—	$33.31	$29.46	$32.40	$36.10	$33.80
	Nashville	$16.45	$—	$19.89	$19.00	$18.00	$19.10
	Other	$18.51	$18.39	$20.42	$—	$19.95	$19.87
	Total	$18.25	$36.13	$26.30	$26.88	$32.57	$32.13

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data	1Q’17 Page 17

Lease Expirations
Annually From April 1, 2017
(in thousands, except percentage and per SF data)

Market	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027+	Grand Total
By Square Foot
Austin	86	111	103	116	88	219	236	121	7	155	6	1,247
Dallas/Fort Worth	58	194	105	146	74	37	144	15	—	369	53	1,194
Houston	178	44	315	287	255	122	68	272	55	252	31	1,879
Charlotte	21	12	405	15	36	8	81	37	8	4	212	839
Nashville	10	4	3	4	59	14	—	4	22	—	200	320
Other	32	30	157	402	115	207	16	24	184	25	112	1,305
Total	385	395	1,088	970	627	607	545	473	276	805	614	6,784
As a % of Occupied SF	6%	6%	16%	14%	9%	9%	8%	7%	4%	12%	9%	100%
As a % of Total NRA	6%	5%	14%	13%	8%	8%	7%	6%	4%	11%	8%	90%

By Annualized Expiring Rentals
Austin	$3,083	$3,821	$4,284	$4,762	$3,909	$9,444	$9,663	$5,178	$299	$7,340	$107	$51,890
Dallas/Fort Worth	1,326	4,835	2,709	4,728	2,761	961	4,195	409	—	10,376	1,459	33,759
Houston	6,393	1,700	12,755	9,460	9,061	4,136	2,757	11,913	1,834	10,752	834	71,595
Charlotte	677	472	9,432	492	1,354	302	2,958	533	423	180	7,492	24,315
Nashville	198	66	67	84	1,188	295	—	87	534	—	4,627	7,146
Other	658	642	3,379	11,148	3,166	5,705	736	711	4,111	980	4,670	35,906
Total	$12,335	$11,536	$32,626	$30,674	$21,439	$20,843	$20,309	$18,831	$7,201	$29,628	$19,189	$224,611
As a % of Total Annualized Expiring Rentals	5%	5%	14%	14%	10%	9%	9%	9%	3%	13%	9%	100%

By Expiring Rent Per SF
Austin	$35.59	$34.34	$41.60	$40.94	$44.57	$43.24	$41.02	$43.02	$45.04	$47.54	$16.79	$41.62
Dallas/Fort Worth	$22.84	$24.93	$25.78	$32.32	$37.40	$25.97	$29.19	$27.71	$—	$28.14	$27.80	$28.27
Houston	$35.81	$38.44	$40.40	$32.95	$35.53	$33.81	$40.52	$43.87	$33.94	$42.66	$27.54	$38.10
Charlotte	$32.87	$38.91	$23.28	$33.78	$36.74	$38.52	$36.47	$14.52	$51.80	$47.84	$35.34	$28.99
Nashville	$19.50	$18.00	$20.50	$20.56	$20.43	$21.37	$—	$21.00	$23.81	$—	$23.14	$22.35
Other	$19.87	$21.49	$21.63	$27.74	$27.58	$27.47	$44.74	$28.86	$22.18	$40.57	$41.70	$27.49
Total	$32.04	$29.21	$29.99	$31.62	$34.19	$34.34	$37.26	$39.81	$26.09	$36.80	$31.25	$33.11

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data	1Q’17 Page 18

Occupancy Trends

	Rentable SF (000’s)	Occupancy %
Market	31-Mar-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16

Austin	1,288	96.8%	97.0%	96.6%	95.9%	94.3%
Dallas/Fort Worth	1,355	88.1%	87.6%	87.1%	86.9%	84.1%
Houston	2,234	84.1%	85.3%	84.9%	87.4%	86.5%
Charlotte	891	94.2%	91.8%	91.2%	89.7%	89.5%
Nashville	361	88.6%	90.9%	89.2%	93.1%	92.0%
Other	1,388	94.0%	93.7%	93.7%	94.2%	95.3%
Total	7,517	90.2%	90.3%	89.9%	90.6%	89.7%

Notes:
Analysis relates to operating properties owned at the end of the most recent period and reflects TIER REIT’s ownership %.
Occupancy % is as of the last day of the indicated period.

Bank of America Rendering

BANK OF AMERICA PLAZA
SCOR

Supplemental Operating and Financial Data	1Q’17 Page 19

Leasing Cost Summary
For the Three Months Ended
March 31, 2017

			Weighted Average Leasing Costs
	SF (000’s)	Wtd Avg Term (Yrs)	Per Square Foot			Per Square Foot / Year
Renewal			Comms	TI & Other	Total	Comms	TI & Other	Total
Market
Austin	—	—	$—	$—	$—	$—	$—	$—
Dallas/Fort Worth	—	—	$—	$—	$—	$—	$—	$—
Houston	53	6.3	$7.84	$12.84	$20.68	$1.23	$1.91	$3.14
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Nashville	133	15.0	$15.30	$33.61	$48.91	$1.02	$2.24	$3.26
Other	33	3.8	$5.06	$4.50	$9.56	$1.32	$1.17	$2.48
Total Current Quarter	219	11.2	$11.95	$24.20	$36.15	$1.06	$2.16	$3.22
Year Ended 2016	554	4.0	$4.50	$9.74	$14.24	$1.12	$2.39	$3.51

Expansion
Market
Austin	—	—	$—	$—	$—	$—	$—	$—
Dallas/Fort Worth	—	—	$—	$—	$—	$—	$—	$—
Houston	2	10.0	$—	$49.57	$49.57	$—	$4.96	$4.96
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Nashville	—	—	$—	$—	$—	$—	$—	$—
Other	1	9.6	$11.22	$—	$11.22	$1.17	$—	$1.17
Total Current Quarter	3	9.9	$3.74	$33.05	$36.79	$0.38	$3.35	$3.73
Year Ended 2016	211	7.6	$11.65	$14.40	$26.05	$1.57	$2.00	$3.57

New
Market
Austin	4	6.8	$—	$68.26	$68.26	$—	$10.04	$10.04
Dallas/Fort Worth	7	0.4	$—	$—	$—	$—	$—	$—
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	21	16.1	$37.05	$69.40	$106.45	$2.30	$4.31	$6.61
Nashville	2	3.2	$3.64	$16.13	$19.77	$1.14	$5.04	$6.18
Other	25	11.0	$19.50	$70.54	$90.04	$1.78	$6.44	$8.22
Total Current Quarter	59	11.0	$21.58	$59.76	$81.34	$1.96	$5.44	$7.40
Year Ended 2016	414	6.8	$12.24	$28.00	$40.24	$1.81	$4.13	$5.94

Total
Q1 2017	281	11.1	$13.88	$31.76	$45.64	$1.24	$2.85	$4.09
Year Ended 2016	1,179	5.6	$8.50	$16.99	$25.49	$1.50	$3.01	$4.51

Notes:
Analysis relates to operating properties owned at the end of the indicated period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	1Q’17 Page 20

	Development, Leasing, and
	Capital Expenditures Summary
	(in thousands)

		For the Three Months Ended
		31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16

	Recurring capital expenditures
	Leasing costs	$5,009	$7,369	$4,636	$8,119	$7,168
	Building improvements	1,607	3,533	620	3,256	2,185
	Subtotal recurring capital expenditures	6,616	10,902	5,256	11,375	9,353

	Non-recurring capital expenditures
	Building improvements (1)	—	465	152	596	600
	Leasing costs (2)	1,857	2,167	1,268	3,240	3,547
	Development (3)	15,313	11,703	11,425	17,180	1,409
	Redevelopment (4)	2,588	4,565	5,940	4,424	1,028
	Subtotal non-recurring capital expenditures	19,758	18,900	18,785	25,440	6,584

	Total capital expenditures	$26,374	$29,802	$24,041	$36,815	$15,937

(1)	Non-recurring building improvements include costs identified as deferred capital needs at the acquisition of a property.
(2)
Non-recurring leasing costs include costs incurred within 12 months of acquisition to lease space and costs incurred to lease space that has been vacant for at least 12 months. Cost incurred within 12 months of acquisition to lease space were as follows:

		$—	$—	$632	$1,814	$992
(3)	Development includes all new construction costs related to base building and all costs associated with leasing development projects.
(4)
Redevelopment costs are for capital projects where substantial improvements are made to the property that change the character of the asset and are expected to result in development-type returns on capital.

Notes:
All amounts represent TIER REIT’s ownership %.
Leasing costs reimbursed to us by tenants when tenant improvement allowances have been exceeded are excluded from the above amounts.

Supplemental Operating and Financial Data	1Q’17 Page 21

Potential Future Development Sites
March 31, 2017

	Market (submarket)		Approximate Rentable Square Feet	Month of Acquisition	Cost Basis (in millions)
Project		Acres				Comments

Burnett Plaza	Fort Worth (CBD)	1.4	N/A	Jan-07	$3.3	Planned mixed-use development and garage for use at Burnett Plaza

Legacy Land (95%) (1)	Dallas (Plano - Legacy)	4.0	570,000	Jun-15	$8.2	Office building(s)

Domain B (Domain 9 & Domain 10)	Austin (Domain)	6.2	300,000-400,000	Jul-15	$12.7	Office building(s)

Domain C (Domain 11 & Domain 12)	Austin (Domain)	6.3	600,000-650,000	Jul-15	$20.5	Office building(s)

Domain D & G	Austin (Domain)	5.6	100,000-250,000	Jul-15	$9.5	Office building

(1) The cost basis for this less than wholly-owned project represents 100%.

IBM
TOPGOLF
amazon
WHOLE FOODS MARKET
ALTERRA PARKWAY
NORDSTROM
HomeAway
RH
DOMAIN BLVD
ARCHER HOTEL
LE CORDON BLEU
accruent
ROCK ROSE
PALM WAY
aloft
A VISION OF W HOTELS
blackbaud
KINGSISLE
RODAN+FIELDS
DOMAIN DRIVE
Neiman Marcus
Denotes existing or planned TIER REIT office property

Supplemental Operating and Financial Data	1Q’17 Page 22

Summary Development Activity
March 31, 2017

							Estimated Total Cost (in millions) (1)	Cost to Date (in millions) (1)
Project	Market	Square feet (in thousands)	% Leased	Start Date	Shell Completion Date	Estimated Cost per SF

Domain 8 (2) (3)	Austin	291	95.1%	3Q’15	2Q’17	$306	$89.1	$65.1
Third + Shoal (3)	Austin	345	—	1Q’17	3Q’18	$437	$150.7	$26.3

(1) Excludes basis adjustment of $4.2 million to date and $4.9 million estimated in total for Domain 8. Excludes basis adjustment of $3.8 million to date and $6.3 million estimated in total for Third + Shoal.

(2) The percentage leased increased to 98.3% subsequent to March 31, 2017.
(3) We own 50.0% of the Domain 8 project and 47.5% of the Third + Shoal project. The costs above represent 100%.

500 West 2nd
Third + Shoal
Proper Hotel
The Independent

Supplemental Operating and Financial Data	1Q’17 Page 23

Property Under Development
Domain 8
Austin, Texas
(Rendering)

Property Description

Domain 8 is a 12-story, Class A office building located within The Domain in Austin, Texas.  The shell of the building was completed in the second quarter of 2017. It offers 291,000 square feet of single-floor and multi-tenant arrangements with dramatic views of the surrounding Domain community and Texas Hill Country.  Domain 8 was designed to achieve a minimum LEED Silver and Energy Star designations. Future tenants are expected to include Amazon, Facebook, and Charles Schwab.

Property Highlights

The Domain is the epitome of upscale “live, work, play,” spread across 300 acres in Northwest Austin.  The community currently includes 1.7 million square feet of office space that commands the highest Class A office rents in Austin outside the city’s CBD.  In addition to office space, The Domain offers up to 4,000 apartment units, 1.8 million square feet of retail, and 775 hotel rooms. Nestled among a full array of amenities and hike & bike trails, Domain 8 offers onsite showers and locker room and direct elevator access to office floors from every garage level.

Property Facts

Submarket	The Domain
Floors	9 Floors Office Space/3 Floors Parking
Approximate Rentable SF	291,000
Estimated Operating Expenses per SF	$14.85
Shell Delivery Date	2Q’17
Estimated Project Cost at Completion (1)	$89,100,000
Percentage Owned	50%
Percentage Leased	98.3%

(1) Excludes $4.9 million basis adjustment.

Supplemental Operating and Financial Data	1Q’17 Page 24

Property Under Development
Third + Shoal
Austin, Texas
(Rendering)

Property Description
Third + Shoal is designed as a Class A office building located in the center of Austin’s “New Downtown” district. The building is designed to be constructed of poured in place concrete along with a glass curtain wall system.

Property Highlights
Located in Austin’s “New Downtown” district surrounded by restaurants, entertainment, and residences, just steps away from outdoor amenities such as The Lance Armstrong Bikeway, Shoal Creek Trail, and Lady Bird Lake Hike and Bike Trail. The building will feature floor-to-ceiling glass windows, direct access balconies, and a 4,000 square foot common roof terrace overlooking Lady Bird Lake and the Austin Hill Country.

Submarket	Austin CBD
Floors	17 Floors Office Space/12 Floors Parking
Approximate Rentable SF	345,000
Estimated Operating Expenses per SF	$22.13
Estimated Shell Delivery Date	Q3 ‘18
Estimated Project Cost at Completion (1)	$150,700,000
Percentage Owned	47.5%
Percentage Leased	—%

(1) Excludes $6.3 million basis adjustment.

Supplemental Operating and Financial Data	1Q’17 Page 25

Acquisition and Disposition Activities
For the Twelve Months Ended March 31, 2017

		Number of Properties	Square Feet (in thousands) (at 100%)	Transaction Date	Price (in thousands)
	Location
Acquisitions
Domain 2 & Domain 7 (1)	Austin, TX	2	337	1/4/2017	$91,351

Dispositions
FOUR40 (2)	Chicago, IL	1	1,041	6/17/2016	$191,000
Hurstbourne Business Center	Louisville, KY	3	418	9/30/2016	$41,000
801 Thompson	Rockville, MD	1	51	10/27/2016	$4,900
Wanamaker Building (3)	Philadelphia, PA	1	1,390	1/17/2017	$114,300
Buena Vista Plaza	Burbank, CA	1	115	1/18/2017	$52,500
Three Parkway	Philadelphia, PA	1	561	3/1/2017	$95,000
Eisenhower I (4)	Tampa, FL	1	130	3/13/2017	$31,400
Third + Shoal development (5)	Austin, TX	N/A	N/A	3/31/2017	$14,955
		9	3,706

(1) We acquired the remaining 50.16% interest in Domain 2 and Domain 7, increasing our ownership interest in these properties to 100%.
(2) The Company is entitled to an additional payment of up to $12.5 million subject to future performance of this property.
(3) We sold substantially all of our investment in the Wanamaker Building.
(4) The Company may be entitled to receive an additional $3.0 million subject to certain future events.
(5) We sold 50% of our 95% interest in Third + Shoal to an unrelated third party, which resulted in our remaining 47.5% interest in Third + Shoal being deconsolidated.

Supplemental Operating and Financial Data	1Q’17 Page 26

Summary of Financing
March 31, 2017
(in thousands, except percentages and number of years)

			Principal	Weighted Average Effective Interest Rate	% of Total
Fixed Rate Debt
Secured mortgage debt			$126,400	5.89%	17%
Unsecured term loans (1)			525,000	3.46%	67%
Total fixed rate debt			651,400	3.93%	84%

Variable Rate Debt
Secured mortgage debt			80,000	2.67%	10%
Unsecured term loan (1)			50,000	2.52%	6%
Unsecured revolving credit facility (2)			—	—	—
Total variable rate debt			130,000	2.61%	16%
Total debt (3)			781,400	3.71%	100%
Unamortized debt issuance costs (4)			(7,495)
Total notes payable, net			$773,905

(1) The borrowing rate under $525.0 million of the unsecured term loans has been effectively fixed through the use of interest rate hedges. The remaining portion is variable rate.
(2) Additional borrowings of $177.1 million were available under the credit facility.
(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate that results in an overall effective weighted average interest rate of 4.02%.

(4) Excludes $2.4 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

	Maturities
	Secured Mortgage Debt		Unsecured Revolving Credit Facility and Term Loans		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2017	$48,177	6.17%	$—	—	$48,177	6.17%	6%
2018	—	—	—	—	—	—	—
2019	80,000	2.67%	300,000	3.11%	380,000	3.02%	49%
2020	—	—	—	—	—	—	—
2021	78,223	5.72%	—	—	78,223	5.72%	10%
Thereafter	—	—	275,000	3.67%	275,000	3.67%	35%
Total debt	$206,400		$575,000		781,400	3.71%
Unamortized debt issuance costs					(7,495)
Total notes payable, net					$773,905
Weighted average maturity in years	2.4		3.9		3.5

(1) Represents weighted average effective interest rate for debt maturing in this period.

	Maturities
	Consolidated Debt		Our share of unconsolidated debt		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2017	$48,177	6.17%	$—	—	$48,177	6.17%	6%
2018	—	—	16,083	3.07%	16,083	3.07%	2%
2019	380,000	3.02%	—	—	380,000	3.02%	47%
2020	—	—	13,944	2.57%	13,944	2.57%	2%
2021	78,223	5.72%	—	—	78,223	5.72%	10%
Thereafter	275,000	3.67%	—	—	275,000	3.67%	33%
Total debt	781,400		30,027		811,427	3.68%
Unamortized debt issuance costs	(7,495)		(223)		(7,718)
Total notes payable, net	$773,905		$29,804		$803,709
Weighted average maturity in years	3.5		2.3		3.5

(1) Represents weighted average effective interest rate for debt maturing in this period.

Hedging Details:
Type/Description	Notional Value	Index	Strike Rate	Effective Date	Maturity Date	Loan Designation
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6775%	31-Dec-14	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6935%	30-Apr-15	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.7615%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$150,000	one-month LIBOR	1.7695%	30-Jun-15	31-May-22	Credit Facility

Supplemental Operating and Financial Data	1Q’17 Page 27

Principal Payments by Year
as of March 31, 2017
(in thousands, except percentages)

		Stated Interest Rate	Effective Interest Rate
	Maturity			Total	2017	2018	2019	2020	2021	Thereafter

Fifth Third Center	1-Jul-16	6.09%	6.17%	$48,177	$48,177	$—	$—	$—	$—	$—
Unsecured - Revolving Line of Credit	18-Dec-18	—	—	—	—	—	—	—	—	—
Domain 2 & Domain 7	28-Apr-19	2.63%	2.67%	80,000	—	—	80,000	—	—	—
Unsecured - Term Loan	18-Dec-19	3.07%	3.11%	300,000	—	—	300,000	—	—	—
One BriarLake Plaza	1-Aug-21	5.65%	5.72%	78,223	1,047	1,501	1,589	1,670	72,416	—
Unsecured - Term Loan	30-Jun-22	3.62%	3.67%	275,000	—	—	—	—	—	275,000
Total		3.66%	3.71%	781,400	49,224	1,501	381,589	1,670	72,416	275,000
Unamortized debt issuance costs (1)				(7,495)
Consolidated notes payable, net				773,905

Notes associated with investments in unconsolidated entities and excluded from the consolidated balance above (at ownership share):
Domain 8 (50%)	28-Aug-18	3.03%	3.07%	16,083	—	16,083	—	—	—	—
1325 G Street (10%)	30-Jun-20	2.53%	2.57%	10,283	—	—	—	10,283	—	—
Colorado Building (10%)	30-Jun-20	2.53%	2.57%	3,661	—	—	—	3,661	—	—
Total		2.80%	2.84%	30,027	—	16,083	—	13,944	—	—
Unamortized debt issuance costs				(223)
Total unconsolidated notes payable, net				$29,804

Total notes payable		3.63%	3.68%	811,427	$49,224	$17,584	$381,589	$15,614	$72,416	$275,000

Total notes payable, net				$803,709

% of principal payments due by year				100%	6%	2%	47%	2%	9%	34%

(1)				Excludes $2.4 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

Supplemental Operating and Financial Data	1Q’17 Page 28

Definitions of Non-GAAP Financial Measures
We use non-GAAP financial measures in our public filings and other public disclosures. These non-GAAP financial measures are defined below.
Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations,” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to rental revenue, less property operating expenses, real estate taxes, and property management expenses.   Our management uses NOI internally as a performance measure and believes NOI is useful to investors as a performance measure because NOI reflects only those income and expense items that are incurred at the property level and is therefore a useful measure for evaluating a property’s performance. Using NOI on a comparative basis allows investors to evaluate property level performance to compare the operating performance of our properties in a given market with the operating performance of other real estate companies in the same market, and consequently allocate their own investment capital accordingly.
Further, we use NOI internally as a performance measure and believe NOI is useful to investors as a performance measure because, when compared year over year, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and general and administrative expenses on an un-leveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. Certain items such as interest expense, while included in net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. In addition, it is useful to our management and investors that depreciation and amortization are excluded from NOI because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, and, instead, real estate values have historically risen or fallen with market conditions.
NOI presented by us may not be comparable to NOI reported by other REITs that do not define NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. NOI should not be considered as an alternative to net income as an indication of our performance, or to cash flows as a measure of liquidity or our ability to make distributions.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.

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Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
EBITDA, a non-GAAP financial measure, is defined as net income (loss), plus interest expense, income tax expense, and depreciation and amortization expense, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries, and noncontrolling interests. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to service or incur debt.

We also evaluate Normalized EBITDA, which is EBITDA excluding certain revenues and operating expenses. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant EBITDA volatility. Further, we evaluate Normalized Estimated Full Period EBITDA, which is EBITDA excluding certain revenues and operating expenses and adjusted to show the pro forma impact of properties that were either acquired or disposed during the period. We believe it is useful to evaluate EBITDA excluding these items and as adjusted for property acquisitions and dispositions because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

Supplemental Operating and Financial Data	1Q’17 Page 30